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                                                                  EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT

  EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 28, 1996, by and between IDT Corporation, a Delaware corporation (the "Company"), and James Courter (the "Executive").

  WHEREAS, in recognition of the Executive's experience and abilities, the Company desires to assure itself of the employment of the Executive in accordance with the terms and conditions provided herein; and

  WHEREAS, the Executive wishes to perform services for the Company in accordance with the terms and conditions provided herein.

  NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to perform, services for the Company, on the terms and conditions set forth herein.

  2. Term. This Agreement is for the three year period (the "Term") commencing on October 1, 1996, and terminating on the third anniversary of such date, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 7 hereof; provided, however, that commencing on October 1, 1999 and each anniversary thereafter the term shall automatically be extended for one additional year beyond its otherwise scheduled expiration unless, not later than ninety (90) days prior to any such anniversary, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

  3. Position. During the Term, the Executive shall serve as the President of the Company.

  4. Duties and Reporting Relationship. During the Term, the Executive shall, on a full time basis, use his skills and render services to the best of his abilities in supervising and conducting the operations of the Company. The Executive shall report directly to the Chairman and board of Directors of the Company.

  5. Place of Performance. The Executive shall perform his duties and conduct his business at the offices of the Company located in Hackensack, New Jersey, except for required travel on the Company's business.

  6. Compensation and Related Matters.

    (a) Annual Base Salary. The Company shall pay to the executive an annual base salary (the "Base Salary") at a rate not less than $200,000, such salary to be paid in conformity with the Company's payroll policies relating to its senior executive officers. The Base Salary may, from time to time, be increased, however, if the Executive's Base Salary is increased, it shall not thereafter be decreased during the Term.

    (b) Employee Benefit Plans. During the Term, the Executive shall be entitled to participate in those incentive plans, programs, and arrangements which are available to other senior executives officers of the Company (the "Benefits Plans"). The Executive shall be provided benefits under the Benefit Plans substantially equivalent, in the aggregate; to the benefits provided to other senior executive officers of the Company and on substantially similar terms and conditions.

    (c) Pension and Welfare Benefits. During the Term, the Executive shall be eligible to participate in the pension and retirement plans (the "Pension Plains") provided to other senior executive officers of the Company, and participate fully in all health benefits, insurance programs and other similar executive welfare benefit arrangements available to other senior executive officer of the Company and shall be provided benefits under such plans and arrangements substantially equivalent, in the aggregate, to the benefits provided to other senior executive officers of the Company and on substantially similar terms and conditions. Notwithstanding the foregoing, during the Term, the Company shall provide the Executive with life insurance and disability insurance at a benefit level no less favorable to the Executive than the benefit level provided to him as of the date of this Agreement.
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    (d) Fringe Benefits and Perquisites. During the Term, the Company shall provide to the Executive all of the fringe benefits and perquisites that are provided to other senior executive officers of the Company, and the Executive shall be entitled to receive any other fringe benefits or perquisites that become available to other senior executive officers of the Company subsequent to the date hereof.

    (e) Stock Option Grant. Executive shall receive on October 29, 1996, options to purchase One Hundred Thousand (100,000) shares of IDT common stock at the IPO price of ten dollars ($10) per share. Such stock options shall vest as follows: (i) options to purchase twenty-five thousand (25,000) shares shall vest on January 1, 1997; and (ii) the balance of options to purchase seventy-five thousand (75,000) shares shall vest on a prorated monthly basis over the nine month period ending on October 1, 1997. On or about October 1, 1997 and again on or about October 1, 1998, the Executive shall receive additional options to purchase options to purchase One Hundred Thousand (100,000 ) shares of IDT common stock at a price estimated to be two dollars ($2) below the market value on the respective grant dates, vesting in equal quarters throughout the one year anniversary from each respective grant date.

    (f) Business Expenses. The Executive will be reimbursed for all ordinary and necessary business expenses incurred by him in connection with his employment (including without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Executive of receipts and other documentation in accordance with the company's normal reimbursement procedures.

  7. Termination. The Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

    (a) Death. The Executive's employment hereunder shall terminate upon his death.

    (b) Disability. If, as result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent form his duties hereunder fro the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in paragraph (e) below) is given, shall not have returned to the performance of his duties hereunder, the Company may terminate the Executive's employment hereunder for "Disability."

    (c) Cause. The Company may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder (i) upon the Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, or (ii) upon the Executive's willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting form the Executive's incapacity due to physical or mental illness), after written has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially performed his duties, and the Executive's failure to substantially perform his duties is not cured within ten (10) business days after notice of such failure has been given to the Executive. For purposes of this Section 7 (c), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

    (d) Termination by the Executive. The Executive may terminate his employment hereunder for "Good Reason." "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act:

      (i) a material breach of the Agreement by the Company;

      (ii) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities; or

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      (iii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirement of paragraph (e) below; for purposes of this Agreement, no such purported termination shall be effective.

  The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to any act or failure to act constituting Good Reason hereunder.

    (e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination under Section 7
  (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof.

    (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death,
  (ii) if the Executive's employment is terminated pursuant to paragraph (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if the Executive's employment is terminated pursuant to paragraph (c) or (d) above, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined. If within fifteen (15) days after any Notice of Termination is given, or if later, prior to the Date of Termination (as determined without regard to the Section 7 (f)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

    (g) Compensation During Dispute. If a purported termination occurs during the term of this Agreement, and such termination is disputed in accordance with Section 7 (f) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Section 7(g) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

  8. Compensation Upon Termination or During Disability.

    (a) Disability or Death. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary, as well as other applicable employee benefits provided to other senior executives of the Company, until his employment is terminated pursuant to Section 7 (b) hereof. In the event the Executive's

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  employment is terminated pursuant to Section 7 (a) or 7 (b) hereof, then as soon as practicable thereafter, the Company shall pay the Executive or the Executive's Beneficiary (as defined in Section 11 (b) hereof), as the case may be, (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6 (a) hereof and (ii) all unpaid amounts to which the Executive was then entitled under the Benefit Plans, the Pension Plans and any other unpaid employee benefits, perquisites or other reimbursements (the amounts set forth in clauses (i) and (ii) above being hereinafter referred to as the "Accrued Obligation").

    (b) Termination for Cause; Voluntary Termination Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay all Accrued Obligations to the Executive and the Company shall have no further obligations to the Executive under this Agreement.

    (c) Termination Without Cause; Termination for Good Reason. If (i) the Company shall terminate the Executive's employment, other than for Disability or for Cause, or (ii) the Executive shall terminate his employment for Good Reason, then:

      (1) the Company shall pay to the Executive, within ten (10) days after the Date of Termination, the Accrued Obligations; and

      (2) the Company shall pay to the Executive, within ten (10) days after the Date of Termination, a lump sum amount in cash equal to two
    (2) multiplied by the Executive's Base Salary as in effect immediately prior to the circumstances giving rise to the Notice of Termination.

  9. Non-Disclosure. The parties hereto agree, recognize and acknowledge that during the Term the Executive shall obtain knowledge of confidential information regarding the business and affairs of the Company. It is therefore agreed that the Executive will respect and protect the confidentiality of all confidential information pertaining to the Company, and will not (i) without the prior written consent of the Company, (ii) unless required in the course of the Executive's employment hereunder, or (iii) unless required by applicable law, rules, regulations or court, governmental or regulatory authority order or decree, disclose in any fashion such confidential information to any person (other than a person who is a director of, or who is employed by, the Company or any subsidiary or who is engaged to render services to the Company or any subsidiary) at any time during the Term.

  10. Covenant Not to Compete. (a) Executive hereby agrees that for a period of one (1) year following the termination of this Agreement (other than a termination of the Executive's employment (i) by the Executive for Good Reason or (ii) by the Company other than for Cause or Disability) (the "Restricted Period") the Executive shall not, directly or indirectly, whether acting individually or through any person, firm, corporation, business or any other entity:

      (i) engage in, or have any interest in any person, firm, corporation, business or other entity (as an officer, director, employee, agent, stockholder, or other security holder, creditor, consultant or otherwise) that engages in any business activity where any aspect of the business of the Company is conducted, or planned to be conducted, at any time during the Restricted Period, which business activity is the same as, similar to or competitive with the Company as the same may be conducted from time to time;

      (ii) interfere with any contractual relationship that may exist from time to time of the business of the Company, including, but not limited to, any contractual relationship with any director, officer, employee, or sales agent, or supplier of the Company; or

      (iii) solicit, induce or influence, or seek to induce or influence, any person who currently is, or from time to time may be, engaged or employed by the Company (as an officer, director, employee, agent, or independent contractor) to terminate his or her employment or engagement by the Company.

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    (b) Notwithstanding anything to the contrary contained herein, Executive, directly or indirectly, may own publicly traded stock constituting not more than five percent (5%) of the outstanding shares of such class of stock of any corporation if, and as long as, Executive is not an officer, director, employee or agent of, or consultant or advisor to, or has any other relationship or agreement with such corporation.

    (c) Executive acknowledges that the non-competition provisions contained in this Agreement are reasonable and necessary, in view of the nature of the Company and his knowledge thereof, in order to protect the legitimate interests of the Company.

  11. Successors; Binding Agreement. (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 11 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

    (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts should still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate (any of which is referred to herein as a "Beneficiary").

  12. Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Company: IDT Corporation
                     294 State Street
                     Hackensack, NJ 07601
                     Attn: General Counsel

    If to the Executive: James Courter
                     1001 Route 517
                     Hacketstown, NJ 07840

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

  13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with

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respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Delaware without regard to its conflicts of law principles.

  14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

  16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and in prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          IDT CORPORATION

                                          By: _________________________________
                                          Stephen Brown
                                          Chief Financial Officer

                                          Executive: __________________________
                                          James Courter

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